Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan of our report dated February 26, 2007, with respect to the 2006 consolidated financial statements of Corautus Genetics Inc. included in the Annual Report (Form 10-K) of VIA Pharmaceuticals, Inc. for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Atlanta, Georgia
March 28, 2008